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                                                                   Exhibit 23.13

                       CONSENT OF INDUSTRY ANALYSTS, INC.

We consent to Global Imaging Systems, Inc.'s use of data provided by us regarding the number of dealer and distributor outlets, both affiliated and unaffiliated, for automated office equipment (as set forth on the attached page) in its registration statement to register senior subordinated notes due 2007, and in any related prospectus.


                                          By:     Industry Analysts, Inc.
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City, State:     Rochester, NY            Signature:  /s/ Louis E. Slawetsky
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Date:             2/26/99                 Name:       Louis E. Slawetsky
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